UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2006

Healthways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-19364 (Commission File Number)	62-1117144 (I.R.S. Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)

(615) 665-1122 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 9.01 Financial Statements and Exhibits

Signature

Exhibit Index

Ex-99.1 Press Release

Item 1.01 Entry into a Material Definitive Agreement.

       (a)  On May 16, 2006, in connection with the appointment of Jim Pope, M.D. as the Chief Operating Officer of Healthways, Inc. (the “Company”) as discussed below, Dr. Pope’s employment agreement with the Company was amended to increase his base salary from $330,000 to $363,000 effective June 1, 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

       (b)  On May 16, 2006, the Company announced that it has appointed Don Taylor, the Company’s current Executive Vice President and Chief Operating Officer (“COO”), to the newly created position of Executive Vice President of Alliances of the Company effective June 1, 2006.

       (c)  In connection with Mr. Taylor’s appointment, on May 16, 2006, the Company announced that it has appointed Jim Pope, M.D. as COO of the Company effective June 1, 2006. Dr. Pope, 53, has served as Executive Vice President and Chief Medical Officer of the Company since he joined the Company in October 2003. Prior to his employment at the Company, he spent 16 years in private cardiology practice. A copy of Dr. Pope’s employment agreement was previously filed on a Form 8-K dated February 1, 2006. As set forth above, Dr. Pope’s employment agreement with the Company was amended to increase his base salary from $330,000 to $363,000 effective June 1, 2006. In connection with Dr. Pope’s appointment of COO on June 1, 2006, Dr. Pope will be granted an option to purchase 40,000 shares of the Company’s common stock under the Company’s 1996 Stock Incentive Plan, as amended. The option will be priced at the fair market value of the Company’s common stock on the date of grant and will vest on the fourth anniversary of the date of grant. A copy of the press release issued on May 16, 2006 is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

        (d)  Exhibits

Exhibit 99.1 Press Release.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthways, Inc. /s/ Mary A. Chaput Mary A. Chaput Chief Financial Officer

      Date: May 16, 2006

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated May 16, 2006